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                       Consent of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in the registration statements of NCO Group, Inc. on Form S-8 (File No's. 333-42743, 333-62131, 333-73087, 333-83229 and 333-87493) and Form S-3 (File No. 333-86473) of our
report dated February 16, 2000, on our audits of the consolidated financial statements and the financial statement schedule of NCO Group, Inc. as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 11, 2000